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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                 DATE OF EARLIEST EVENT REPORTED: APRIL 1, 2002

                                DOCUMENTUM, INC.
             (Exact name of registrant as specified in its charter)

                           COMMISSION FILE NO. 0-27358

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                      DELAWARE                                       95-4261421
           (STATE OR OTHER JURISDICTION OF              (I.R.S. EMPLOYER IDENTIFICATION NO.)
           INCORPORATION OR ORGANIZATION)


   6801 KOLL CENTER PARKWAY, PLEASANTON, CALIFORNIA                  94566-7047
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)
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      (Registrant's telephone number, including area code): (925) 600-6800


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Item 5. Other Events.

        On April 1, 2002, Documentum, Inc. announced that it plans to report that revenue for the quarter ended March 31, 2002 exceeded analysts' estimates. A copy of the press release announcing the result is filed herewith as Exhibit 99.1.

        On April 1, 2002, Documentum announced its intention to offer $100 million of senior convertible notes ($115 million if an option for an additional $15 million is exercised in full) in a private placement. A copy of the press release announcing the proposed offering is filed herewith as Exhibit 99.2.

        On April 2, 2002, Documentum announced the pricing of $125 million of senior convertible notes due 2007 ($143.750 million if an option for an additional $18.750 million is exercised in full). Documentum announced that the notes are convertible into shares of Documentum common stock at a conversion price of $30.02 per share and will accrue interest at an annual rate of 4.5% subject to customary adjustments. Documentum stated that consummation of the sale of the notes is expected to occur on April 5, 2002 and is subject to customary closing conditions. A copy of the press release announcing the pricing is filed herewith as Exhibit 99.3.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)     Exhibits


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Exhibit 99.1    Press Release, dated April 1, 2002, entitled "Documentum Beats
                All Analysts' First Quarter Revenue Estimates."

Exhibit 99.2 Press Release, dated April 1, 2002, entitled "Documentum Announces Proposed Offering of Senior Convertible Notes."

Exhibit 99.3 Press Release, dated April 2, 2002, entitled "Documentum Announces Pricing of Private Offering of Senior Convertible Notes."
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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized, on this 2nd day of April 2002.

                                    DOCUMENTUM, INC.

                                    By: /s/   Sayed M. Darwish
                                        --------------------------------
                                        Sayed M. Darwish
                                        Vice President, General Counsel and
                                        Secretary


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                                  EXHIBIT INDEX


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Number         Description
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99.1           Press Release, dated April 1, 2002, entitled "Documentum Beats
               All Analysts' First Quarter Revenue Estimates."

99.2 Press Release, dated April 1, 2002, entitled "Documentum Announces Proposed Offering of Senior Convertible Notes."

99.3 Press Release, dated April 2, 2002, entitled "Documentum Announces Pricing of Private Offering of Senior Convertible Notes."
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